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                                                                   EXHIBIT 10.65

                             AMENDMENT NO. 1996-2
                         TO RETIREMENT RESTORATION PLAN

          This Amendment No. 1996-2 is made to the Great Western Retirement Restoration Plan (as amended) (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

          WHEREAS, the Company has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein;

          NOW THEREFORE, the Plan is amended as follows:

          1. Section 1.3 of the Plan is amended by inserting immediately following the definition of "Average Monthly Compensation the following:

               "Board of Directors" means the Board of Directors of the Company.

               A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (a) Any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the com-bined voting power of the Company's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (c) below; or
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               (b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 10, 1996, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 10, 1996, or whose appointment, election or nomination for election was previously so approved; or

               (c) There is consummated a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstand-ing immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities benefi-

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          cially owned by such Person any securities acquired directly from the
          Company or its subsidiaries) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transac-tions.

          2. Section 1.3 of the Plan is amended by inserting immediately following the definition of "Participant" the following:

               "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or

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          any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of Company.

          3. Section 1.3 of the Plan is amended by inserting immediately following the definition of "Plan Year" the following:

               A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (iii) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securi-ties;

               (iv) the filing with the Federal Home Loan Bank Board and/or the FSLIC or their

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          successor of an application for Change in Control; or

               (v) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

               A "Potential Change in Control Period" shall commence upon the occurrence of a Potential Change in Control and shall end six months following the earlier to occur of (i) a Change in Control and (ii) the date on which such Potential Change in Control ceases to exist (whether by resolution of the Board of Directors or otherwise).

          4.   Section 4.2 of the Plan is amended in its entirety as follows:

          4.2  Change in Control.
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               A Participant's benefits under this Plan shall be fully vested if a Change in Control occurs and, within 24 months following such Change in Control or during a Potential Change in Control Period (whether or not a Change in Control subsequently occurs), a Participant's employment with the Company is terminated by the Company without cause or if a Participant terminates his employment with the Company under circumstances that would entitle such Participant to receive severance benefits under (a) if the Participant is a member of the Executive Management Committee, such Participant's employment agreement, or (b) if the Participant is not a member of the Executive Management Committee, the Company's Special Severance Plan, whether or not such Participant is a participant in such Plan.

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          5.   Section 6.1 of the Plan is amended in its entirety to read as follows:

          6.1 - Amendments and Termination.
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               The Company shall have the right to terminate or amend this Plan by resolution of the Board of Directors and to amend or cancel any amendments; provided, however, that during a Potential Change in
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          Control Period and during the two (2) year period period following a
          Change in Control, the Plan may not be terminated without the prior written consent of two-thirds (2/3) of those individuals who were Participants or Beneficiaries as of December 10, 1996, and may not be amended without the prior written consent of two-thirds (2/3 of such individuals if such amendment would be adverse to the interests of such Participants or Beneficiaries (including, without limitation, any reduction of payments already due or being paid under the Plan). Any such amendment shall be stated in an instrument in writing, executed by the Company in the same manner as this Plan.

          The effective date of this Amendment No. 1996-2 shall be December 10, 1996. Except as herein modified, the Plan shall remain in full force and effect.

                              GREAT WESTERN
                                FINANCIAL CORPORATION



                         By:/s/ J. Lance Erikson
                            --------------------
                         Executive Vice President,
                         General Counsel and Secretary

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